Exhibit 23.15

CONSENT OF QUALIFIED PERSON

I, Mahmood Khwaja, P.E., consent to the public filing of Section 15.8 (the “Covered Section”) of the Technical Report Summary titled “Technical Report Summary, Elk Creek Project, Nebraska” with an Effective Date of June 30, 2022 (the “Technical Report Summary”) as an exhibit to the Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “Form 10-K”) of NioCorp Developments Ltd. (the “Company”).

I also consent to the incorporation by reference of the Covered Section in the Company’s Registration Statement on Form S-1 (Registration Nos. 333-279429, 333-270542, 333-271268, 333-254511, 333-270541 and 333-271266), Registration Statement on Form S-3 (Registration No. 333-280176) and Registration Statement on Form S-8 (Registration No. 333-222313) (collectively, the “Registration Statements”).

I also consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Registration Statements and the Technical Report Summary.

I also consent to any extracts from or a summary of the Covered Section in the Form 10-K and incorporated by reference in the Registration Statements (the “Disclosure”).

I certify that I have read the Disclosure being filed by the Company and that it fairly and accurately represents the information in the Covered Section.

Signed and dated this 20th day of September 2024 at Boston, Massachusetts, USA.

/s/ Mahmood Khwaja
Mahmood Khwaja, PE
Vice President / Senior Geotechnical Engineer
Technical Services Unit │ ISG
CDM Smith